Exhibit 10.1
Schrödinger, Inc.
RESTRICTED STOCK UNIT AGREEMENT
Granted under 2021 Inducement Equity Incentive Plan
Schrödinger, Inc. (the “Company”) hereby grants the following restricted stock units pursuant to its 2021 Inducement Equity Incentive Plan. The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of restricted stock units (“RSUs”) granted:
Number, if any, of RSUs that vest immediately on the grant date:
RSUs that are subject to vesting schedule:
Vesting Start Date:
Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.
This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Schrödinger, Inc.
Signature of Participant
By:
Street Address		Name of Officer Title:
City/State/Zip Code

Exhibit 10.1
Schrödinger, Inc.
Restricted Stock Unit Agreement
Granted under 2021 Inducement Equity Incentive Plan
Incorporated Terms and Conditions
1. Award of Restricted Stock Units.
In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2021 Inducement Equity Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.01 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.
    The RSUs evidenced by this Agreement were granted to the Participant pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4), as an inducement that is material to the Participant’s employment with the Company.
2. Vesting.
The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. As soon as practicable after the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.
3. Forfeiture of Unvested RSUs Upon Cessation of Service.
In the event that the Participant ceases to be an Eligible Participant (as defined below) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive awards of RSUs under the Plan.
4. Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.
5. Rights as a Stockholder.
The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.
6. Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7. Tax Matters.
(a)     Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of

Exhibit 10.1
its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) is available with respect to RSUs.
    (b)     Withholding. The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant acknowledges and agrees that prior to the relevant taxable or tax withholding event and at such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock and the Participant is not subject to any restriction on trading activities with respect to the Common Stock pursuant to any Company insider trading or other policy, the Participant shall execute the instruction set forth in Schedule A attached hereto (the “Durable Automatic Sell-to-Cover Instruction”) as the means of satisfying the withholding obligations for Tax-Related Items (the “Sell-to-Cover Withholding”). Further, the Participant agrees to pay to the Company, including through withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company, any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the Sell-to-Cover Withholding. If the Participant fails to comply with his or her obligations in connection with the Tax-Related Items, the Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock.
8. Miscellaneous.
(a)     Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
(b)     Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company may adopt in the future.
[Remainder of Page Intentionally Left Blank]

Exhibit 10.1
Schedule A

DURABLE AUTOMATIC SELL-TO-COVER INSTRUCTION

This Durable Automatic Sell-to-Cover Instruction (this “Instruction”), which is being delivered to Schrödinger, Inc. (the “Company”) by the undersigned on the date set forth below (the “Adoption Date”), relates to any restricted stock units that may be granted to me from time to time by the Company under the Company’s equity compensation programs, other than any restricted stock units which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such restricted stock units and therefore do not permit sell-to-cover transactions (the restricted stock units subject to this Instruction are referred to as “Covered RSUs”). This Instruction provides for “eligible sell-to-cover transactions” (as described in Rule 10b5-1(c)(1)(ii)(D)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”)) with respect to Covered RSUs and is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Exchange Act.
I acknowledge that upon vesting and settlement of any Covered RSUs in accordance with the applicable RSU’s terms, whether vesting is based on the passage of time or the achievement of performance goals, I will have compensation income equal to the fair market value of the shares of the Company’s common stock subject to the RSUs that are settled on such settlement date and that the Company is required to withhold income and employment taxes in respect of that compensation income.
I desire to establish a plan and process to satisfy such withholding obligation in respect of all Covered RSUs through an automatic sale of the number of the shares of the Company’s common stock that would otherwise be issuable to me on each applicable settlement date in an amount sufficient to satisfy the applicable withholding obligation, with the proceeds of the sale delivered to the Company in satisfaction of the applicable withholding obligation.
I understand that the Company has arranged for the administration and execution of its equity incentive programs and the sale of securities by participants thereunder pursuant to a platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner.
Upon the settlement of any of my Covered RSUs after the 30th day following the Adoption Date (or if I am an officer of the Company on the Adoption Date, after the 120th day following the Adoption Date) (the “Cooling-Off Period”), I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s common stock issuable with respect to such RSUs that vested and settled as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me in connection with the vesting and settlement of such RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation.
I hereby appoint the Chief Executive Officer, the Chief Financial Officer and the Chief Legal Officer, and any of them acting alone and with full power of substitution, to serve as my attorneys-in-fact to arrange for the sale of shares of the Company’s common stock in accordance with this Instruction. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of common stock pursuant to this Instruction.

Exhibit 10.1
I hereby certify that, as of the Adoption Date:
(i) I am not prohibited from entering into this Instruction by the Company’s insider trading policy or otherwise;
(ii) I am not aware of any material nonpublic information about the Company or its common stock; and
(iii) I am adopting this Instruction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act.

                        ________________________________

                        Print Name: _____________________

                        Date: __________________________